Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF SARBANES – OXLEY ACT OF 2002

     In connection with the accompanying Annual Report on Form 10-K of Selkirk Cogen Partners, L.P. for the year ended December 31, 2003, I, Thomas E. Legro, Vice President, Controller and Chief Accounting Officer of JMC Selkirk, Inc., as Managing General Partner of Selkirk Cogen Partners, L.P., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Annual Report on Form 10-K for the year ended December 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Selkirk Cogen Partners, L.P.

March 29, 2004	/s/ THOMAS E. LEGRO

Thomas E. Legro
Vice President, Controller and Chief Accounting Officer
JMC Selkirk, Inc.

A signed original of this written statement required by Section 906 has been provided to JMC Selkirk, Inc. and will be retained by JMC Selkirk, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.